PAYMENT AND RELEASE AGREEMENT



     This PAYMENT AND RELEASE AGREEMENT ("Agreement") is made and entered into this 1st day of February, 2002, by and among Pension

Benefit Guaranty Corporation (hereinafter "PBGC"), a United

States Government agency, through Pacholder Associates, Inc.,

("Pacholder") its agent, an Ohio corporation, and AMASYS

Corporation, a Delaware corporation (hereinafter "AMASYS").



                            RECITALS

     R-1. In case number 91 B 10970 (FGC) in the United States

Bankruptcy Court for the Southern District of New York,

Infotechnology, Inc., a Delaware corporation ("Infotech"),

proposed a plan of reorganization (the "Plan"), which was

confirmed on June 21, 1994;

     R-2. Pursuant to the Plan, Infotech transferred and assigned to AMASYS a substantial portion of the assets of Infotech, and certain obligations and liabilities of Infotech.

     R-3. Included in the liabilities assumed by AMASYS are (i) a memorandum of agreement with the PBGC, effective as of December

17, 1996 (the "Amended Term Sheet") and (ii) a Note issued

pursuant to the Plan in the principal amount of $1,500,000, dated

June 21, 1996, made by Infotech and payable to PBGC.
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     R-4.      Pursuant to the Amended Term Sheet, PBGC received,

and is the beneficial owner of, 196,000 shares of Series A

Preferred stock in AMASYS, convertible into 1,960,000 common

shares, currently held by PBGC.   These PBGC Shares, on an as-

converted, fully diluted basis, equate to 38.3% of the issued and outstanding shares of AMASYS, as calculated by AMASYS'

independent certified public accountants.

     R-5  The Board of Directors of AMASYS has determined that it is in the best interest of AMASYS to enter into this Agreement,

and to consummate the transactions contemplated hereby, and that the consideration to be paid for the satisfaction of the Note is fair consideration.

     R-6  PBGC and AMASYS desire fully and finally to resolve and settle all claims and interests that PBGC has, or may have,

arising from or in any way related to the Note and the Amended

Term Sheet and the Plan, as they relate to the Note.



     NOW, THEREFORE, IN CONSIDERATION of the payments to PBGC

provided for by this Agreement, and other good and valuable

consideration and the mutual promises and covenants contained herein, the receipt and sufficiency of which the parties

acknowledge, the parties do hereby agree as follows:
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     1.   DEFINITIONS

          1.1  "Amended Term Sheet" has the meaning set out in R-

     3.

          1.2  "Claims" means any and all manner of claims,

     demands, actions, causes of action, suits, damages,

     liabilities, claims for injunctive relief, judgments, debts,

     claims over, accounts, warranties, liens, damages, costs or expenses, whether known or unknown, liquidated or fixed or contingent, and whether based in contract, tort, equity,

     statute or regulation and whether under the laws of the

     United States or any other jurisdiction.

          1.3  "Comtex" means Comtex News Network, Inc., a New

     York corporation.

          1.4  "Comtex Note" means that certain Amended,

     Consolidated and Restated 10% Senior Subordinated Secured

     Note dated May 16, 1995, made by Comtex and payable to

     AMASYS, as amended by the First Allonge dated June 30, 1999,

     and the Second Amendment dated August 31, 2001, in the

     principal amount of $941,953.73 as of December 31, 2001.

          1.5  "Hadron" means Hadron, Inc., a New York

     Corporation.

          1.6  "Merger" means the proposed merger of AMASYS into

     Comtex or a wholly owned subsidiary of Comtex, in which

     Comtex or its subsidiary would be the surviving entity, and shareholders of AMASYS would receive shares of Comtex in

     exchange for their shares of AMASYS.

          1.7  "Note" means that certain promissory note in the

     principal amount of $1,500,000 dated June 21, 1996, made by

     Infotech and payable to PBGC.
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          1.8  "PBGC Payment" means the consideration to be paid

     to PBGC, as more specifically identified in Section 2.3.

          1.9  "PBGC Shares" means the 196,000 issued and

     outstanding Series A Preferred shares of AMASYS beneficially owned by the PBGC.

          1.10 "Plan" means the plan of reorganization of

     Infotech confirmed by the United States Bankruptcy Court for the Southern District of New York on June 23, 1994.

          1.11 "Transactions" means the payment and return of the

     Note, all in accordance with the terms and conditions set

     forth in this Agreement.

     2.   PAYMENT

          2.1  The above Recitals are made part of this Payment

     and Release Agreement.

          2.2  AMASYS and PBGC agree to the full satisfaction of

     the Note, which will be considered paid in full upon the

     receipt by PBGC of the PBGC Payment.  PBGC agrees to deliver the Note to AMASYS at Closing, as provided below.

          2.3  As payment in full for all principal and interest

     due under the Note, at the Closing, as provided below,

     AMASYS agrees to pay the PBGC the amount of One Hundred

     Eighty-Nine Thousand, Nine Hundred Ninety-Eight Dollars

     ($189,998.00), constituting 38.3% of all payments of

     principal and interest made by Comtex to AMASYS after

     December 17,1996 through the date of this Agreement, under the Comtex Note.  Such payment shall be paid in cash, at

     Closing, as hereafter provided.
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          3.   CLOSING.  The Closing of the transactions

     contemplated by this Agreement (the "Closing") shall occur at such time, not later than 5:00 p.m. on February 15, 2002,

     and at such place as the parties shall agree; provided,

     however, that if the parties are unable to agree otherwise,

     the Closing shall occur at 2:00 p.m. local time on February

     15, 2002 at Pacholder's office in Cincinnati, Ohio.  At the

     Closing the following shall occur:

          3.1  PBGC shall deliver the original Note to AMASYS marked "Paid in full and cancelled" and/or with such other endorsements and/or notations as AMASYS may reasonably request.

          3.2  AMASYS shall pay to PBGC, in immediately available

     funds, the PBGC Payment described in Section 2.3, above.

     4.   MUTUAL RELEASES.

          4.1  For and in consideration of the payments to be made and the other agreements of AMASYS set forth herein, PBGC hereby

     irrevocably releases and forever discharges AMASYS and its directors, officers, employees, trustees, agents, attorneys and assigns (individually a "Releasee" and collectively, the

     "Releasees") from any and all Claims (as defined in Section 1.2)

     arising out of or in any way related to the Note and the Plan and the Amended Term Sheet as they relate to the Note (except as provided below) and waives, releases and covenants not to sue

     AMASYS or any other Releasee with respect to matters which were or might have been alleged in any Claim arising from or in any way related to the Note, and the Plan and the Amended Term Sheet as they relate to the Note.  The PBGC expressly acknowledges that this release is intended to include, without limitation, all

     Claims related to the Note, the Plan and the Amended Term Sheet

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     as they relate to the Note which have arisen, of which PBGC knows or does not know, should have known or has reason to know or suspect to exist in its favor at the time of execution hereof and that this Agreement contemplates the extinguishing of any such

     Claims, except any claims to enforce the terms of this Agreement.

          4.2  For and in consideration of the cancellation of

     the Note and the other agreements of PBGC set forth herein,

     AMASYS hereby irrevocably releases and forever discharges

     PBGC and its directors, officers, employees, trustees,

     agents, attorneys and assigns (individually a "Releasee" and collectively the "Releasees") from any and all Claims (as

     defined in Section 1.2) arising out of, or in any way

     related to, the Note and the Plan and the Amended Term Sheet as they relate to the Note (except as provided below) and

     waives, releases, and covenants not to sue PBGC or any other

     Releasee with respect to matters which were or might have

     been alleged in any Claim arising from or in any way related to the Note and the Plan and the Amended Term Sheet as they relate to the Note.  AMASYS expressly acknowledges that this release is intended to include in its effect, without

     limitation, all Claims related to the Note and the Plan and the Amended Term Sheet as they relate to the Note which have arisen of which AMASYS knows or does not know, should have known or has reason to know or suspect to exist in its favor at the time of execution hereof and that this Agreement

     contemplates the extinguishing of any such Claims, except

     any Claims to enforce the terms of this Agreement.
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          4.3  Other than any conversion rights it may have with

     respect to the PBGC Shares, PBGC hereby waives any and all other options to purchase common stock in AMASYS.  AMASYS

     represents that it has no knowledge of any such purchase

     options held or exercisable by PBGC and acknowledges that

     PBGC has relied on such representation.

          4.4.  PBGC hereby waives and releases any rights

     existing on or before the date hereof to name Directors of

     AMASYS or Comtex and any limitations on the number of

     Directors of AMASYS or Comtex as set forth in Section 5 of the Amended Term Sheet.  PBGC agrees that, from and after

     the date hereof, Section 5 shall be deleted from the Amended

     Term Sheet and shall be of no further force or effect.



     5.   REPRESENTATIONS OF THE PARTIES.

          5.1  PBGC represents as follows:

               (a)  PBGC has the power and authority to enter

          into this Agreement and to consummate the transactions

          contemplated hereby.  The execution and delivery of

          this Agreement and the consummation of the Transactions

          contemplated hereby require no other corporate

          proceedings on the part of PBGC to authorize the

          execution and delivery of this Agreement and the

          consummation of the Transactions contemplated hereby.
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                (b) This Agreement has been duly executed and

          delivered by PBGC and constitutes a valid and binding

          obligation of PBGC, enforceable against PBGC in

          accordance with its terms, subject to the

          qualifications that enforcement of the rights and

          remedies created hereby is subject to (i) bankruptcy,

          insolvency, reorganization, fraudulent conveyance,

          moratorium and other laws of general application

          affecting the rights and remedies of creditors, and

          (ii) general principles of equity (regardless of

          whether enforcement is considered in a proceeding in

          equity or at law).

          5.2  AMASYS represents as follows:

               (a)  AMASYS has the corporate power and authority

          to enter into this Agreement and to consummate the

          transactions contemplated hereby.  The execution and

          delivery of this Agreement and the consummation of the

          Transactions contemplated hereby, have been duly and

          validly authorized by the board of directors of AMASYS.

               (b)  This Agreement has been duly executed and

          delivered by AMASYS and constitutes a valid and binding

          obligation of AMASYS, enforceable against AMASYS in

          accordance with its terms, subject to the

          qualifications that enforcement of the rights and

          remedies created hereby is subject to (i) bankruptcy,

          insolvency, reorganization, fraudulent conveyance,

          moratorium and other laws of general application

          affecting the rights and remedies of creditors and (ii)
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          general principles of equity (regardless of whether

          enforcement is considered in a proceeding in equity or

          at law).

               (c)  Neither the execution and delivery of this

          Agreement by AMASYS, nor the performance by AMASYS of

          its obligations hereunder, nor the consummation by it

          of the Transactions contemplated hereby, to the extent

          of its obligations hereunder, will (i) conflict with or

          result in a violation of any provision of the charter

          documents or by-laws of AMASYS; or (ii) with or without

          the giving of notice or the lapse of time, or both,

          conflict with, or result in any violation or breach of,

          or constitute a default under, or result in any right

          to accelerate or result in the creation of any lien,

          charge or encumbrance pursuant to, or right of

          termination under, any provision of any note, mortgage,

          indenture, lease, instrument or other agreement,

          permit, concession, grant, franchise, license,

          judgment, order, decree, statute, ordinance, rule or

          regulation to which AMASYS is a party or by which it or

          any of its assets or properties is bound or which is

          applicable to it or any of its assets or properties.

               (d)  Over the term of the Note, June 21, 1996 to

          the effective date of this Agreement, Comtex paid

          AMASYS $496,079 as the result of AMASYS holding the

          Comtex Note.

               (e)  Over the term of the Note, June 21, 1996 to

          the effective date of this Agreement, AMASYS did not

          receive any proceeds from the Avacus Lawsuit as

          described in the Note.
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               (f)  Over the term of the Note, June 21, 1996 to

          the effective date of this Agreement, AMASYS did not

          sell any positions in Comtex or Hadron common stock.

               (g)  No payments to the PBGC under the Note were

          made despite the $496,079 payments to AMASYS having

          been made on the Comtex Note.

          5.3  Each of the parties represent as follows:

               (a)   It has not made any representations

          concerning the terms or effect of this Agreement other

          than those contained herein.

               (b)  In executing this Agreement, it does not

          rely, and has not relied upon, any representation or

          statement not set forth in this Agreement with regard

          to the subject matter, basis, or effect of this

          Agreement or otherwise.

     6.   POST CLOSING ACTIONS.

     It is contemplated that following the consummation of the

Transactions contemplated hereby, AMASYS will proceed to consider a Merger between AMASYS and Comtex, based on the advice of an independent committee of the Board of Directors of AMASYS.  The

Merger will be subject to the approval of the boards of directors and the shareholders of both AMASYS and Comtex.  Upon the

execution of this Agreement, AMASYS shall promptly begin

negotiations of the Merger with Comtex, and at the appropriate time, shall provide notice of a special meeting of shareholders,

and distribute a proxy with respect to the proposed Merger.  The parties shall cooperate in all respects regarding the

solicitation of votes for the proposed Merger, and PBGC agrees to vote the PBGC Shares in favor of such Merger.  As a result of the

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Merger, all PBGC Shares shall be converted into common shares of

AMASYS, and exchanged for 38.3% of the shares of Comtex or other

Consideration received by the Shareholders of AMASYS in the

Merger.  AMASYS will obtain a fairness opinion from Corporate

Finance of Washington, Inc. with respect to the exchange value of the shares of AMASYS for the shares of Comtex.

     7.   GENERAL

          7.1  This Agreement shall be binding upon and inure to

     the benefit of PBGC and AMASYS and any of their respective successors or assigns.

          7.2  This Agreement shall in all respects be

     interpreted, enforced and governed under the federal laws of the United States of America and, to the extent not governed thereby, by the laws of the State of Virginia.

          7.3  This Agreement sets forth the entire agreement

     among the parties hereto with respect to the subject matter hereof, and fully supercedes any and all prior agreements or understanding among the parties hereto pertaining to the

     subject matter hereof.

          7.4  Each party hereto shall be responsible for its own

     costs and expenses in connection with this Agreement and the transactions contemplated herein, including fees and

     disbursements of consultants, investment bankers and other financial advisors, counsel and accountants ("Expenses").

     AMASYS shall bear all Expenses of the fairness opinion

     referred to in Section 6 above.

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     IN WITNESS WHEREOF, and intending to be legally bound

hereby, the parties have executed the foregoing Agreement as of the date first above written.


AMASYS CORPORATION       PENSION BENEFIT GUARANTY
                         CORPORATION
                         by PACHOLDER ASSOCIATES, INC.
                         as agent

BY: /S/ C.W. GILLULY     BY: /S/
     President           Senior V.P. & Assistant Gen. Counsel


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